UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 29, 2024, Norfolk Southern Corporation distributed the following communication to shareholders, which may be used in the future in whole or in part by the Company:

FOR IMMEDIATE RELEASE

Norfolk Southern: Ancora makes unauthorized, value-destructive commitments on behalf of Norfolk Southern to buy votes

Clearly demonstrates Ancora’s nominees are NOT independent and are beholden ONLY to Ancora, not all shareholders

Ancora is in violation of the Railway Labor Act, attempting to undermine the company’s bargaining process

ATLANTA, April 29, 2024 – Norfolk Southern Corporation (NYSE: NSC) Monday issued the following statement after being made aware that Ancora Holdings LLC (Ancora) has, without any authority or authorization, negotiated and signed a memorandum of understanding with The Brotherhood of Locomotive Engineers and Trainmen (BLET), a division of the International Brotherhood of Teamsters. This unauthorized agreement purports to offer specific concessions by Norfolk Southern to the BLET in exchange for the BLET’s support of Ancora’s attempt to gain control of the company’s board.

Ancora, a shareholder in Norfolk Southern with no authority whatsoever to enter into any current or future binding agreement on behalf of the company, has negotiated and signed a memorandum of understanding with the BLET that commits its director nominees to future actions if they gain control of the board. Ancora’s actions are a blatant attempt to buy votes through backdoor deals to take control of the company. This desperate effort by Ancora, if successful, provides concessions to the BLET that limit operational flexibility and destroy significant value for the company.

Aside from violating the Railway Labor Act rules that grant exclusive negotiating authority to representatives of Norfolk Southern, Ancora has demonstrated that its own nominees are not independent and are beholden only to Ancora. Clearly, Ancora is willing to take any steps to get its nominees elected to the board, including making unauthorized commitments to Norfolk Southern’s employee unions to cover up its own management candidates’ abhorrent track record with labor.

Together with our unions, Norfolk Southern has made significant progress to create a safer, more productive railroad. Unions representing the majority of our craft workers have publicly supported our strategy and raised concerns about the dangers of Ancora’s plan. We remain focused on responsibly improving our operational performance, employees’ quality of life and working environment. In contrast, Ancora is misleading shareholders and employees with false promises and unauthorized financial commitments that would destroy shareholder value.

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For additional information, please visit VoteNorfolkSouthern.com.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024

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Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Norfolk Southern Corporation may use the below communication or portions thereof as part of its solicitation efforts:

MEMORANDUM OF UNDERSTANDING between THE BROTHERHOOD OF LOCOMOTIVE ENGINEERS AND TRAINMEN, A DIVISION OF THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS and ANCORA HOLDINGS LLC THIS AGREEMENT is entered into by and between Ancora Holdings Group LLC (collectively with its affiliates and the participants in its solicitation, “Ancora”) and the Brotherhood of Locomotive Engineers and Trainmen, a Division of the International Brotherhood of Teamsters (“BLET”). Ancora is a sizable shareholder of Norfolk. Southern Corporation (“NSC” or the “Carrier”) and has nominated seven unaffiliated individuals (the “Shareholder Slate”) for election to NSC’s 13-member Board of Directors at the Annual Meeting of Shareholders scheduled to be held on May 9, 2024. If the Shareholder Slate is successful, it plans to appoint new leadership (the “Management Transition”). Upon successful completion of the Management Transition, to ensure the continued integrity and efficiency of rail operations, the Parties agree to the following terms and will use reasonable best efforts to uphold them: 1. NSC agrees that under no circumstances will an engineer who receives an engineer assignment, including pools and extra boards, through Predictable Workforce Scheduling (PWS), as set forth in Article V of the 2015 NSR- BLET Agreement, be required to work in another craft (e.g., as a conductor) during any weekly cycle. An engineer is not precluded from volunteering to work in another craft during any weekly cycle in which they have received an engineer assignment through PWS. 2. As Paragraph 1, above, resolves the issue in dispute, within one (1) week of the effective date of this Agreement, NSC and BLET will each voluntarily dismiss their claims with prejudice in Brotherhood of Locomotive Engineers and Trainmen v. Norfolk Southern Railway Company, Case 1:21-cv-01866 (N.D. Ohio). 3. Notwithstanding any provision of Article II - Thoroughbred Performance Bonus (TPB) of the 2015 NSR- BLET Agreement to the contrary, if the TPB for any non-unionized employees of the carrier is eliminated or suspended for any given year, BLET Teamsters-represented locomotive engineers will receive a full ten percent (10%) of their engineer earnings if otherwise eligible for a TPB in the same year. 4. NSC agrees seniority zones/districts will not be enhanced or altered without the consent of the BLET. 5. Appendix II- Work/Rest Guidelines Section 5 - Calling Windows of the 2015 NSR-BLET Agreement allows for calling windows to be advertised by mutual agreement. NSC and BLET agree that within thirty (30) days of the effective date of this Agreement, BLET will select three terminal/away from home terminals in which calling windows will be advertised. The steering committee will evaluate the pool after 12 months to explore implementing at other locations.

6. Within fourteen (14) days of the effective date of this Agreement, the carrier shall name three (3) representatives and the BLET will name three (3) General Chairman, to the Disputes Committee set forth in Article X, Section 1 of the 2015 NSR - BLET Agreement. The Disputes Resolution Committee will meet no less than quarterly with the first meeting to occur no later than thirty (30) days from the effective date ofthis Agreement. 7. NSC and BLET agree to explore expanding the C3RS IMOU to all locations. 8. NSC agrees that BLET- chosen representatives will participate in the training of all new hires and LET’s. 9. BLET will be included in a joint steering committee with transportation for input in operational changes or enhancements. 10. For purposes of Article XI- Scope only, “Road Service” shall be defmed as any job or assignment in which a locomotive, form of locomotive power, or on-rail equipment leaves the geographical boundaries of the yard by more than five miles or outside of switching limits, whichever is closer (e.g., operations six (6) miles outside the yard but within switching limits would be considered road service). 11. Notwithstanding Article XI - Scope, Section 2, paragraphs 3(a), (b), (c) and 4, NSC agrees that on any job or assignment in any class of yard service, on which both conventional (on-board, fixed) controls are used to operate at least some of that job or assignment and remote control locomotive equipment is in use, a locomotive engineer holding engineer seniority shall operate the conventional controls, without exception. 12. Effective Date: The parties will use all reasonable best efforts to ensure a definitive version of this Agreement goes into effect if the Management Transition is successful. If the Management Transition is successful, then the Agreement shall at that time: (a) shall become effective immediately; (b) shall be binding on the Parties hereto, including their successors and assigns; (c) may be terminated only upon the express consent of the Parties (including their successors and assigns); (d) may be amended or otherwise modified only upon the express consent of the Partiers (including their successors and assigns). 13. Any dispute concerning the interpretation or application of the provisions set forth in paragraphs (1) through (11) of this Agreement, and any dispute pertaining to the success or lack thereof of the Transaction, as provided in Paragraph (12) of the Agreement shall be resolved through final and binding arbitration. Any dispute involving the challenge by either Party (including its successors and assigns) pertaining to the termination or amendment of this Agreement, may be referred to final and binding arbitration if both Parties mutually agree to do so; if mutual agreement is not obtained, however, then the Parties each reserve the right to petition

The Parties acknowledge that the terms and conditions outlined in this MOU are preliminary and subject to further discussion and mutual agreement following the prospective Management Transition. Each Party commits to engage in good faith negotiations to refme and fmalize the details of these terms. Additionally, the Parties recognize that the implementation of the agreed-upon terms will require a reasonable period, to be determined through mutual agreement, to accommodate practical and logistical considerations. Both Parties commit to cooperating fully to ensure effective and timely implementation of these terms within a timeframe that is deemed reasonable by both Parties. Ancora Holdings Group LLC Brotherhood of Locomotive Engineers and Trainmen Signature Dewayne Dehart Print Name Print Name “Pct:A, hccrc. N+u-”1.-LS LLC General Chairman Title ‘ Title W/2C,I2o2L.i 4/26/2024 Date Scott Bunten Print Name General Chairman Title 04/26/24 Date is tgna re Jerry Sturdivant Print Name General Chairman Title 04/26/24 Date

Norfolk Southern Corporation may use the below communication or portions thereof as part of its solicitation efforts:

CONFIDENTIAL BY E-MAIL	767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax
April 28, 2024	Michael J. Aiello +1 (212) 310-8552 michael.aiello@weil.com

James Chadwick

President, Ancora Alternatives LLC

c/o Ancora Holdings Group, LLC

6060 Parkland Boulevard, Suite 200

Cleveland, Ohio 44124

Re:	Ancora’s Memorandum of Understanding with the Brotherhood of Locomotive Engineers and Trainmen

Dear Jim:

On behalf of Norfolk Southern Railway Company (“Norfolk Southern” or the “Company”), I am writing to demand that Ancora Alternatives LLC (“Ancora”) cease engaging in labor negotiations with representatives of Norfolk Southern union employees. We are aware of Ancora’s ongoing efforts to negotiate labor agreements with the BLET and other unions. This clearly is an attempt by Ancora to buy votes in order to take control of the Company without paying a control premium to all Norfolk Southern shareholders. However, this desperate effort is causing immediate and irreparable damage to Norfolk Southern by undermining the ability of Norfolk Southern’s designated representatives to protect the Company’s interests.

We have obtained a copy of Ancora’s memorandum of understanding (“MOU”) with the Brotherhood of Locomotive Engineers and Trainmen (“BLET”). The MOU purports to purchase BLET’s support for Ancora’s proxy contest against the Company by compromising Norfolk Southern’s position on multiple outstanding labor issues. Because Ancora is not authorized nor permitted to represent Norfolk Southern, the MOU plainly violates the exclusive representation rule established by Sections 2 First, 2 Second and other provisions of the Railway Labor Act, 45 U.S.C 151 et seq. (“RLA”) and therefore has no binding effect.

The RLA gives exclusive authority to negotiate and administer labor contracts to the representatives who are authorized to do so by the carrier and its employees. Pursuant to the RLA, Norfolk Southern has designated representatives for the purpose of negotiating and administering collective bargaining agreements with representatives of its employees. Ancora has no authority whatsoever to enter into any current or future binding agreement on behalf of Norfolk Southern. Norfolk Southern expressly reserves all rights with respect to this matter.

Sincerely,

Michael J. Aiello

cc:	Richard Brand, Cadwalader, Wickersham & Taft LLP

Robert S. Hawkins, Cozen O’Connor P.C.

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.